UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2007

Bell Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	001-11471	95-2039211
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8888 Keystone Crossing , Suite 1700, Indianapolis, Indiana		46240
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-704-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2007, Bell Industries, Inc. ("Bell"), as authorized by the Compensation Committee of its Board of Directors, paid an annual cash bonus to Bell's President and Chief Executive Officer in respect to the year ended December 31, 2006. The cash bonus awarded was based on the achievement of various non-financial measures. The Compensation Committee considered various factors in setting the amount of the bonus paid, including the achievement of various non-financial objectives, competitive pay practices, and job scope and responsibility. The cash bonus paid is attached hereto as Exhibit 10.1

Bell intends to provide additional information regarding the compensation of each of its executive officers for the year ended December 31, 2006 in the proxy statement for Bell's 2007 Annual Meeting of Shareholders, which is expected to be filed with the Securities and Exchange Commission in April 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Industries, Inc.

March 2, 2007	By:	/s/ John A. Fellows

Name: John A. Fellows
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Annual Cash Bonus